Exhibit 99.5

Deutsche Bank

Deutsche Bank AG New York
60 Wall Street
New York, NY 10005

Tel +1 212 250 2500
December 27, 2006
Direct Line: (212)250-8215
Direct Fax: (212)797-4344

J.P. Morgan Securities Inc.	Aetna Inc.
270 Park Avenue, 5th Floor	151 Farmington Avenue
New York, NY 10017	Hartford, CT 06156

Attention:	Tesia Sommer
Fax: (212) 270-1063

Re:	Aetna Inc. Amended and Restated Five-Year Credit Agreement dated as of January 20, 2006 (the “Credit Agreement”)
Ladies and Gentlemen:
We refer to the Extension Request dated December 5, 2006 for Aetna Inc. (the “Borrower”) set forth in the Confidential Information Memorandum dated December 2006. Pursuant to Section 2.06(c) of the Credit Agreement, Deutsche Bank AG New York Branch is pleased to agree to the extension set forth in the Extension Request. Upon the effectiveness of the Extension Request in accordance with Section 2.06(c) of the Credit Agreement, the new Maturity Date (as defined in the Credit Agreement) will be January 20, 2012.
THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.
Very truly yours,
Deutsche Bank AG
New York Branch

/s/ Vincent Wong	/s/ Ming K. Chu
Vincent Wong	Ming K. Chu
Vice President	Vice President